UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2010

ALLIANCE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-49976	46-0488111
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
14200 Park Meadow Drive #200
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 26, 2010, Alliance Bankshares Corporation (the “Company”), parent company of Alliance Bank Corporation, received a notice from the NASDAQ Stock Market (the “NASDAQ Notice”) indicating that the Company was not in compliance with the continued listing requirements of NASDAQ Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 (the “Form 10-Q”). NASDAQ Listing Rule 5250(c)(1) requires the Company to file, on a timely basis, all required periodic financial reports with the Securities and Exchange Commission. As previously reported in its Current Report on Form 8-K filed on April 23, 2010, on April 19, 2010 the Company received a similar notice from the NASDAQ Stock Market after the Company did not timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Form 10-K”).
     On May 28, 2010, the Company filed the Form 10-K and the Form 10-Q with the Securities and Exchange Commission. As a result, on June 1, 2010, the Company received written confirmation from the NASDAQ Stock Market (the “NASDAQ Compliance Letter”) stating that the Company has regained compliance with NASDAQ Listing Rule 5250(c)(1).
     Because the Company was able to regain compliance with NASDAQ Listing Rule 5250(c)(1) before the June 18, 2010 deadline NASDAQ had established for the Company to submit a plan for regaining compliance, the Company is no longer required to submit such a plan to NASDAQ.
     The Company issued a press release on June 2, 2010 disclosing its receipt of the NASDAQ Notice and its receipt of the NASDAQ Compliance Letter. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Alliance Bankshares Corporation press release dated June 2, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation (Registrant)
By:	/s/ Paul M. Harbolick, Jr.
Paul M. Harbolick, Jr.
Executive Vice President & Chief Financial Officer

Date: June 2, 2010